Robert K. (Ken) Hedrick, Jr.
Senior Managing Director /
Head of Public Finance
Jesup & Lamont Securities Corporation
150 California Street, 21st Floor
San Francisco, CA 94109
rhedrick@jesuplamont.com
415-216-2119
415-956-4192 (f) / 415-990-6536 (c)

July 10, 2008

Ms. Patricia Cohen
Chief Executive Officer
Blue Earth Solutions, Inc.
13511 Granville Road
Clermont, FL 34711

Dear Ms. Cohen:

Jesup & Lamont (“J & L”) is pleased to have the opportunity to present the attached proposal to assist Blue Earth Solutions by serving as the investment banker /sole manager on a nationwide Manufacturing Industrial Development Bond issuance Program.

J & L is committed to providing highly experience bankers and sales / underwriting professionals to assure that each issuance is completed in a highly professional manner and at the best possible costs. In addition, as the program moves forward, J & L will look for efficiencies to reduce interest cost and for opportunities to get the credit enhanced and or rated.

This is an exciting program and we are committing the full resources of the Firm to this effort.

Please call me, John Calia  or James Dolan (212-913-5387)  if you have any questions.  We are ready to start work.

Sincerely,

/s/Ken Hedrick

Approval:

Blue Earth Solutions accepts the attached terms and engages Jesup & Lamont Securities Corporation  to be the company’s investment banker for the proposed industrial development bond issues.

/s/Patricia Cohen	/s/James Dolan
Patricia Cohen, CEO	James Dolan, Senior Managing Director
July 15, 2008	July 15, 2008

Assignment:
Sole Manager for Manufacturing Industrial Development Bonds

• Bonds will be sold unrated
• Credit will be the cash flow of the project and a guarantee of the parent, Blue Earth Solutions
• Manufacturing sites will be acorss 50 states
• Bonds will be sold as tax-exempt, Manufacturing Industrail Development Bonds.

Duties of the Sole Manager:
As Sole Manager, J & L work help Blue Earth Solution to select the first transaction location, bond counsel, and underwriter’s counsel so that a standardize template for the bond documents can be developed and given to counsels in other states/ locations so that future legal fees can be kept at a minimium.

J & L will manage the issuance of bonds from inception of each project to closing:

• Coorindate with the Blue Earth Solution on each project once the site of a project has been selected,  purchased, approved for construction (building, environmental permits, land use permits, etc.) in order to obtain a state allocation of IDB bonding authority.  (J & L  will assist with finding law firms that can handle all aspects of the permiting process as well as the bond counsel documentation.)
• Assist Blue Earth Solution with the selection of local bond counsel and receive approval for local underwriter’s councel.
• Work with councels  to get the project and bond documentation approved by the various local/state authorities for bond issuance. This includes selecting a conduit authority for issuance and participating in the TERFA hearing.
• Market the bonds to high net worth investors and institutional buyers.
• Handle the sale and closing of the bond issue.
• Advise and assist Blue Earth Solution with the investment of funds for construction so that it is in compliance with bond and IRS requirements.
• Once several of the plants are operations, work with the rating agencies to get an investment grade rating on the current and future transactions.

Pricing:

Fees charged by J & L:
Non-rated transactions – per transaction:
• 2 points discount plus $15,000 for underwriter’s counsel.  Included in this fee will be all travel and related  Firm transaction expenses .

Rated transactions –per transaction:
• $75,000 per transaction plus $15,000 for underwriter’s counse. Included in this fee will be all travel and related  Firm transaction expenses .

Bidding services for investment of funds:
• $5,000 to handle the bidding for the investment of funds to assure compliance with the IRS code. This including the debt service fund, the debt service reserve fund and the construction fund.

Other fees charged by J & L on a transaction by transaction basis:

Fees to be paid by Blue Earth Solutions:
All transactions:

• State / local bond issuance conduit authority fee and their respective counsel fee.
• Bond Counsel
• Printing of documents / not to exceed $3,000.00
• Blue Earth Solutions’ General Counsel
• Rating Agencies  Fees– if credit rated
• Bond Insurance Fees – if insured by a bond insurance company (unlikely in the current market)
• Fees for permits, environmental reports, or costs necessary to receive approval by the respective state / local government in order to build the facility.
• Trustee, trustee cousel,  issuing and paging agent fees.
• Brokerage fee for the bidding of a financial product.

It should be noted that the tax code limits the inclisions of fees in the tax-exempt portion of the transaction, to 2% of the par amount of the bonds. Any fees above that much be taxable bonds or paid for by Blue Earth Solutions, directly.

A solution to avoid the cash outlay is to issue a taxable series of bonds to cover the expenses and fees over and above the  2% limit.  The taxable bonds will be structured so that they will be the first maturities of the total bond issuance, since they will have the highest coupons.

Staffing:
The staffing will be led by Ken Hedrick, the Public Finance Department Head.  He will be the primary banker on every transaction and the contact person.  In addition, the Firm has identified a Vice President level banker who will work on these project, on a full time basis with Mr. Hedrick.  The candidate worked with Mr. Hedrick and Mr. Dolan at a previous firm.  Mr. Hoang will have primary responsibility for analysis and document coordination.  Mr. Dolan will have responsibility for marketing the bonds to investors and Mr. Calia will be responsible for pricing the bonds and giving market updates on bond structure.

Lead Banker:

Robert K. (Ken) Hedrick, Jr., Senior Managing Director / Head of Public Finance, is a 31-year public finance veteran who has extensive experience as a department head and as a senior manager/senior banker on variable rate, commercial paper, financial products and fixed rate bond issues.   Mr. Hedrick has been the senior banker/senior manager on $ billions of fixed rate transactions and variable rate/commercial paper programs plus had oversight responsibility on numerous issues.  He worked at JP Morgan for over 17 years, as well as Artemis Capital, Dain Rauscher, where he was head of the Higher Education Group.  At Jackson Securities and Axiom Capital, he was the department head and the day-to-day head at Alta Capital. He is also active with numerous non-profit boards. He has Series 7, 52, 53 and 63 licenses, a graduate of George Mason University and attended graduate at the Maxwell School, Syracuse University. Mr. Hedrick is located in the San Francisco office.

Philip Hoang, Associate, Public Finance, recently joined the Group after working in the Firm’s Corporate Finance Group where he specialized in private placement financing transactions for small-cap technology and healthcare corporations. Prior thereto, he worked for a biotechnology focused hedge fund in San Francisco. He is based in San Francisco and has Series 7 and 66 licenses.

Mr. Hoang graduated with a B.S. in Bio-Engineering from the University of California, Berkeley.

Lead Desk Professionals:

James Dolan, Senior Managing Director / Co-Head of Municipal Fixed Income, has an industry-wide reputation for building profitable broker/dealer teams and businesses. Mr. Dolan began his career in Lehman Brothers’ Municipal Division in 1983 where he was responsible for New England-based Tier 1 and Tier 2 clients as well as hiring and managing a regional sales staff. Mr. Dolan’s management and sales responsibilities covered all aspects of the municipal bond business. After 15 years with Lehman Brothers, Mr. Dolan managed and expanded the Municipal Bond Divisions at Advest and State Street Global Markets bringing those firms into the top municipal bond rankings. He was also a co-owner of Alta Capital Group where he was responsible for the desk. Mr. Dolan is a graduate of the University of Massachusetts.   He is based in the New York office and has Series 7, 63, 24 and 53 licenses.

John R. Calia, Senior Managing Director and Co-Head of Municipal Fixed Income, has been in the municipal industry for over 28 years. Throughout his career, he developed a reputation as a dedicated, results-oriented trader with major financial institutions. He spent 20 years with Lehman Brothers in New York and where for the last ten years, he was the Managing Director and Head of Institutional Trading. Most recently he was a Managing Director and Head of Municipal Trading and Sales at Rice Financial. He is based in the New York office and has Series 7, and 63 licenses.

Both Mr. Dolan and Mr. Calia have extensive experience at their previous firms with the full gambit of taxable and tax-exempt municipal products. They will be responsible for coordinating the combined institutional sales force as well as the wealth management / retail executives.

Jesup & Lamont

SECURITIES CORPORATION

Established 1877

650 FIFTH AVENUE
NEW YORK, NY  10019

NASD	TELEPHONE: (212) 307-2660
SIPC	FAX: (212) 757-7478

Patricia Cohen
Chief Executive Officer
Blue Earth Solutions, Inc.
13511 Granville Avenue
Clermont, FL 34711

July 14, 2008

Dear Ms. Cohen,

This letter (together with Exhibits A, B and C annexed hereto and made a part hereof, all of which taken together constitute this “Engagement Agreement”) confirms our complete understanding with respect to the retention of Jesup & Lamont Securities Corp. (“Jesup”), a registered broker/dealer as financial advisor to Blue Earth Solutions, Inc. (the “Company”). This agreement replaces and supersedes any and all prior agreements with Jesup or any of its subsidiaries or affiliates, including but not restricted to Jesup Lamont Securities Corporation and releases Jesup and its subsidiaries, including its employees, from any liabilities prior to this Engagement Agreement.

Upon the terms and subject to the conditions set forth hereinafter, the parties hereto agree as follows:

1.
                  Appointment.  The Company hereby retains Jesup and Jesup hereby agrees to  act as the Company’s financial advisor, with the services as more specifically set forth in paragraph 2 below, effective as of the date hereof (the “Effective Date”).

2.	Scope and Certain Conditions of Services. The Company hereby retains Jesup to consult with and advise the Company with respect to various financial matters, including:

a.	providing advisory, valuation and negotiation services in connection with the sale in whole or in part of the Company or any of the Company’s primary operations or operating assets;

b.	providing general advisory services in connection with any mergers with, or acquisitions of, corporate or operating assets of the Company;

c.	providing services in connection with the valuation of the Company’s competitors or other business related to potential acquisition or merger opportunities;

d.
provide advisory services in connection with potential capital raising, recapitalization, or restructuring by the Company, including, raising capital by means of senior secured debt, unsecured or subordinated debt, preferred stock or common equity;

e.
identifying, investigating and evaluating persons or entities (each a “Target Business”) with whom the Company may effect a merger, exchange of capital stock, the sale in whole or in part of the Company or any of the Company’s primary operations or operating assets; any acquisition of more than 10% of the capital stock or operating assets of another company, any strategic alliance, joint venture or other similar business combination (a “Business Combination”);

f.	providing introductions to or strategic advice with respect to approaches to a Target Business;

g.	providing assistance with respect to structuring and negotiating the consideration and terms of a prospective Business Combination;

h.	providing other general corporate finance or strategic financial advisory services as required by the Company; and

i.	anything incidental to the above, as directed by the Company.

3.	Fees and Compensation. In consideration for the services rendered by Jesup, the Company agrees to pay Jesup the following fees and other compensation:

a. The Company shall issue to Jesup warrants (the “Warrants”) to purchase shares of common stock of the Company in the amount of 400,000 shares. The Warrants shall be exercisable at 110% of the market price of the Company’s common stock on the date of signing this agreement.  The Warrants shall expire five years from the date of issuance.  The Warrants immediately vest upon change of ownership or control of the Company.

b. The Company shall pay Jesup a breakup fee in the event of change in control of ownership or the sale of the Company (“the Event”) according to the below schedule.  If the Event occurs within:

1.	Months 1 through 12 after signing of this Agreement, the fee shall be $500,000;
2.	Months 12 through 16 after signing of this Agreement, the fee shall be $350,000;

3.	Months 17 through 20 after signing of this Agreement, the fee shall be $250,000;
4.	Months 21 though 24 after signing of this Agreement, the fee shall be $150,000;
5.	Month 25 and forward; the fee shall be $0

In the event of a merger or an acquisition, if initiated and completed by Jesup, the $500,000 will be applied to the M&A fees.

4.                               Expenses.   The Company shall promptly reimburse Jesup & Lamont for all travel and other out-of-pocket expenses incurred in rendering the services hereunder, including, without limitation, fees and expenses of its legal counselor and other experts, promptly upon presentation by Jesup & Lamont of an itemized statement of such expenses. Any expense in excess of $500 shall be approved by either the Company’s CFO or CEO.

5. Term of Retention. This Engagement Agreement shall terminate at the close of business July 31, 2010, unless it is extended by agreement of the parties hereto.

         Notwithstanding anything herein to the contrary, the obligation to pay the Fees and Compensation set forth in paragraphs 3 and 4, the Expenses as set forth in paragraph 3 shall survive any termination or expiration of this Engagement Agreement.  Moreover, it is expressly understood and agreed by the parties hereto that any financing, whether debt or equity, of the Company, secured or placed within twelve (12) months of the termination or expiration of this Engagement Agreement with any investors or lenders first identified and/or contacted by Jesup and with which the Company had direct discussions or negotiations while this Engagement Agreement was in effect, shall result in such fees and compensation being due and payable by the Company to Jesup as required by paragraphs 3 and 4 of this Engagement Agreement.

6.  Due Diligence.  The role of Jesup as financial advisor to the Company is subject to and contingent upon the satisfactory completion of a due diligence review of, among other things, the Company’s assets, business, future prospects and current and projected financial condition.  If at the completion of its due diligence review Jesup is not satisfied with the results of its due diligence, this Engagement Agreement shall be immediately terminated by Jesup.

8.  Public Announcements.  Prior to any press release or other public disclosure relating to services hereunder, the Company and Jesup & Lamont Securities Corp. shall confer and reach agreement upon the contents of any such disclosure.

9.    Miscellaneous.  As more specifically set forth on Exhibit C, this Engagement Agreement shall be governed in accordance with the laws of the State of New York without giving effect to conflicts of laws generally.

                 This Engagement Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and there are no agreements or understandings with respect hereto which are not contained in this Engagement Agreement.  This Engagement Agreement may be modified only in writing signed by the party to be charged.

                 If the foregoing correctly sets forth out understanding with respect to the subject matter hereto, please confirm the same by executing and returning to us the duplicate copy of this Engagement Agreement.

Very truly yours,

/s/Ed Cabrera
Ed Cabrera
                                                                                                                               Jesup & Lamont, Inc.

/s/Patricia Cohen
Patricia Cohen
Blue Earth Solutions, Inc.

Agreed and Accepted
As of this 15th day of July, 2008

EXHIBIT A
STANDARD TERMS AND CONDITIONS

1.
The Company shall promptly provide Jesup & Lamont Securities Corp. with all relevant information about the Company (to the extent available to the Company) that shall be reasonably requested or required by Jesup which information shall be true, accurate and correct in all material respects at the time furnished.

2.
Jesup shall keep all information obtained from the Company strictly confidential except: (a) for information which is otherwise publicly available, or previously known to Jesup or was obtained by Jesup independently of the Company and without breach of Jesup’s agreement with the Company; (b) Jesup may disclose such information to its affiliates, shareholders, officers, directors, representatives, agents, employees and attorneys, and to financial institutions, but shall ensure, to the best of its ability, that all such persons will keep such information strictly confidential; (c) pursuant to any order of a court of competent jurisdiction or other governmental body (Jesup will give written notice to the Company of such order within forty-eight (48) hours of receipt of such order); and (d) upon prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

3.
The Company recognizes that in order for Jesup to perform properly its obligations in a professional manner, it is necessary that Jesup be informed of and, to the extent practicable, participate in meetings and discussions between the Company, on the one hand, and investors and potential investors introduced relating to the matters covered by the terms of Jesup’s engagement.

4.
The Company agrees that any report or opinion, oral or written, delivered to it by Jesup is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person, other than its employees and attorneys, without Jesup’s prior written consent, except as may be required by applicable law or regulation, which consent shall not be unreasonably withheld or delayed.

5.	No fee payable by the Company to any other financial advisor or lender shall reduce or otherwise affect any fee payable by the Company to Jesup.

6.
The  Company represents and warrants that; (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) the Agreement has been duly authorized and executed and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms; and (c) the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) the Company’s certificate of incorporation or by-laws or (ii) any agreement to which the Company is a party by which any of their property or assets is bound.

7.
Nothing contained in the Agreement shall be constituted to place Jesup and the Company in the relationship of partners or joint ventures.  Neither Jesup nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever.  Jesup in performing its services hereunder, shall at all times be an independent contractor.

8.
The Agreement has been and is made solely for the benefit of Jesup, the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit B and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in the Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person who is not a party to such Agreement, other than as set forth in this paragraph.

9.
The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment shall be null and void without force and effect.

10.
All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, or faxed and confirmed by letter or sent by overnight delivery service, to the party whom it is address at the following addresses or such other address as such party may advise the other in writing:

To the Company:

Blue Earth Solutions
13511 Granville Ave	Telephone: 352-729-0150
Clermont, FL 34711	Fascimilie:

Attention: Patricia Cohen
Chief Executive Officer

To Jesup:

Jesup & Lamont, Inc.
650 Fifth Avenue, 3rd floor	Telephone: 212-918-0449
New York, NY 10019	Facsimile: 212-307-7827

Attention: Ed Cabrera
Head of Investment Banking

EXHIBIT B
INDEMNIFICATION

Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that the role of Jesup & Lamont Securities Corp. is advisory, the Company agrees to indemnify and hold harmless Jesup and its affiliates and their irrespective officers, directors, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”) or Section 20(a) of the Securities Exchange Act and against any and all loss, charge, claim, damage, expense and liability whatsoever, including, but not limited to, all attorneys fees and expenses (hereinafter a “Claim” or “Claims”), related to or arising in any manner out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any transaction, proposal or any other matter (items (i) and (ii) being hereinafter referred to as a “Matter” or “Matters”) contemplated by the engagement of Jesup hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened Claim related to or arising in any manner out of any Matter contemplated by the engagement of Jesup hereunder, or any action or proceeding arising there from (collectively, “Proceedings”), whether or not such Indemnified party is a formal party to any such Proceeding.  Notwithstanding the foregoing, the Company shall not be liable in respect of any Claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely from the gross negligence or willful misconduct of an Indemnified Party.  The Company further agrees that it will not, without the prior written consent of Jesup settle compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not Jesup or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Jesup and each other Indemnified Party hereunder from all liability arising out of such proceeding.

In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Engagement Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified party is otherwise entitled to indemnification under the Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, Claims, damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable.  Notwithstanding the foregoing, Jesup shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Jesup pursuant to this Agreement.

The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with Jesup’s engagement hereunder except for Claims that a court of competent jurisdiction shall have determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely from the gross negligence or willful misconduct of such Indemnified Party.  The indemnity, re imbursement and contribution obligations of the Company set forth herein shall be in addiction to any liability which the Company may otherwise have an shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities act of 1933 as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this Engagement Agreement with Jesup and (iv) whether or not Jesup shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them in the Engagement Agreement.

EXHIBIT C
JURISDICTION

Each of the Company and Jesup hereby irrevocably; (a) submits to the jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for the purposes of any suit, action or other proceeding arising out of the Agreement between the Company and Jesup which is brought by or against either party; (b) agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court; and (c) to the extent that the Company or Jesup has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, each of them hereby waives, to the fullest extent permitted by law, such immunity.

Each of Jesup and the Company hereby waives, and the Company agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that: (a) the Company is not personally subject to the jurisdiction of any such court; (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) with respect to it or its property; (c) any such suit, action or proceeding is brought in an inconvenient forum; (d) the venue of any such suit, action or proceeding is improper; or (e) this Agreement may not be enforced in or by any such court.

Nothing in these provisions shall affect any party’s right to serve process in any manner permitted by law or limit its rights to bring a proceeding in the competent courts of any jurisdiction or jurisdictions or to enforce any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.